UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2025 (the “Signing Date”), Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Qualigen Therapeutics, Inc., a Delaware corporation (“Qualigen”). On the same day, the Company also entered into a Lead Investor Agreement (the “Lead Investor Agreement,” and, collectively with the Subscription Agreement, the “Agreements”) with Qualigen. Pursuant to the Agreements, the Company has agreed to invest approximately $40.7 million, in the form of (A) cash (the “Cash Purchase Price”), (B) cryptocurrency stablecoin commonly referred to as USDC (“USDC”), and/or (C) other cryptocurrencies, for (i) Qualigen’s common stock, par value $0.001 per share (the “Qualigen Common Stock,” and such purchased shares, the “Common Shares”), at a purchase price equal to $2.246 per Common Share (the “Common Share Purchase Price”) and/or (ii) a number of shares of Qualigen’s Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock,” and such purchased shares, the “Series B Preferred Shares” and together with the Common Shares and the Conversion Shares (as defined below), the “Securities”), if any, at a purchase price equal to $1,000.00 per Series B Preferred Share. The closing (the “Closing”, the date of the Closing, the “Closing Date”) is expected to occur on or about September 29, 2025, subject to the satisfaction or waiver of the customary closing condition listed under the Subscription Agreement.

Company Board Representation and Management

Pursuant to the Lead Investor Agreement, Qualigen shall appoint two directors designated by the Company upon the Closing, and the other two shall be appointed (i) upon Qualigen’s receipt of stockholder approval following the Closing, and (ii) within five (5) Business Days of the receipt of a written request of the Company. The Company shall have the right to designate as nominees for election to the Board a number of directors that is proportionate to its beneficial ownership, with any fraction rounded up, and one of whom shall also be chairperson of the Board, unless the Company no longer holds more than 5% of the beneficial ownership of Qualigen, and none of the exemptions listed in the Lead Investor Agreement applies.

Effective upon the Closing, Qualigen shall cause the Board to appoint the persons designated by the Company to be Qualigen’s Co-Chief Executive Officer and Chief Financial Officer.

Registration Rights

On September 19, 2025, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Qualigen, pursuant to which Qualigen has agreed to file a registration statement on Form S-1 or another applicable forms (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within 45 calendar days after the Signing Date (the “Company Filing Deadline”), to register for resale all Securities. In addition, Qualigen shall use its best efforts to cause the Registration Statement to be declared effective by the SEC or otherwise become effective under the Securities Act as soon as practicable after the filing thereof, but in no event later than the date that is the earlier of (i) in the event that such Registration Statement (x) is not subject to a review by the SEC, thirty (30) calendar days after the earlier of (A) the Company Filing Deadline and (B) the date such Registration Statement was filed with the SEC and (y) is subject to a review by the SEC, ninety (90) calendar days after the earlier of (A) the Company Filing Deadline and (B) the date the Registration Statement was filed with the SEC and (ii) five (5) business days after the date the Company receives written notification from the SEC that the Registration Statement will not be reviewed.

Stockholders’ Approval

Qualigen agreed to use its best efforts to obtain stockholder approval by the written consent of its stockholders or at a special meeting of stockholders (the “Stockholders’ Meeting”) no later than October 29, 2025 (or November 28, 2025 in the event that the staff of the SEC conducts a review of the preliminary information statement filed in connection with any written consent of stockholders or preliminary proxy statement filed in connection with the Stockholders’ Meeting. If Qualigen is unable to obtain the stockholder approval by written consent of its stockholders in accordance with applicable law, Qualigen shall use its commercially reasonable efforts to (i) solicit its stockholders’ approval of such resolutions, including engaging a proxy solicitor reasonably acceptable to the requisite holders and causing such proxy solicitor to reasonably assist in the solicitation of proxies in connection with the Stockholders’ Meeting and (ii) cause the Board of Directors of Qualigen to recommend to its stockholders that they approve such resolutions, and all management-appointed proxyholders shall vote their proxies in favor of such resolutions. If Stockholder Approval is not obtained at the Stockholders’ Meeting, the Issuer shall cause an additional stockholder meeting to be held within ninety (90) days of the date of such Stockholders’ Meeting. If Qualigen does not obtain stockholder approval at the first meeting, Qualigen is obligated to call a meeting every ninety (90) days thereafter to seek stockholder approval until the date on which stockholder approval is obtained.

Certificate of Designation

Qualigen has agreed to file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation”) to designate certain shares of Qualigen’s authorized and unissued preferred stock, par value $0.001 per share, as Series B Preferred Stock prior to the Closing. The rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Preferred Stock as summarized below.

Convertibility. Each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the first issuance of any shares of the Series B Preferred Stock at the option of the holder thereof, into that number of shares of Qualigen Common Stock determined by dividing $1,000 by 2.246.

Dividends. Each share of Series B Preferred Stock shall be entitled to receive, and Qualigen shall pay, dividends on an as-converted basis as and when Qualigen declares a dividend on the Qualigen Common Stock.

Voting. The Series B Preferred Stock will vote together with the Qualigen Common Stock on an as-converted basis, other than modification of the rights relating to the holders of Series B Preferred Stock, which requires the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock.

Liquidation. Upon any liquidation, dissolution or winding-up of Qualigen, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of Qualigen an amount equal to $1,000, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined under the Certificate of Designation), and if the assets of Qualigen shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Qualigen shall mail written notice of any such Liquidation, not less than forty-five (45) days prior to the payment date stated therein, to each holder.

Redemption. Upon the occurrence of certain Triggering Events (as defined and listed under the Certificate of Designation), each holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such holder, to require Qualigen to (A) redeem all of the Series B Preferred Stock then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount (as defined under the Certificate of Designation), or (B) at the option of each holder, either (i) redeem all of the Series B Preferred Stock then held by such holder pursuant to the formula under Section 10(b) of the Certificate of Designation, and (ii) increase the dividend rate on all of the outstanding Series B Preferred Stock held by such holder retroactively to the Closing Date to 15% per annum thereafter.

The issuance and sale of the Securities will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this Current Report on Form 8-K to provide information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

The foregoing summaries of the Purchase Agreement, the Lead Investor Agreement, the Registration Rights Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, to this Current Report on Form 8-K and each of which is incorporated herein by reference. The form of Certificate of Designation does not purport to be complete and is qualified in their entirety by reference to the full text of such document, which is filed as the Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC by Qualigen on September 24, 2025, and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders

On September 23, 2025, the Company filed an amendment (the “Certificate of Amendment”) to the Company’s Third Amended and Restated Certificate of Incorporation (as amended, the “Charter”) with the office of the Secretary of State of the State of Delaware (the “Delaware SOS”) to effect (i) an increase in the number of authorized shares of common stock, par value $0.0001 per share, of the Company (“FFAI Common Stock”) from 167,245,313 to 232,470,985 shares, and (ii) an increase in the number of authorized shares of preferred stock, par value $0.0001 per share, of the Company (“FFAI Preferred Stock”) from 12,900,000 to 17,931,000 shares, increasing the total number of authorized shares of FFAI Common Stock and FFAI Preferred Stock from 180,145,313 shares to 250,401,985 shares. The filing of the Certificate of Amendment was authorized by the stockholders of the Company at the Company’s Special Meeting (as defined below).

The foregoing description of the Certificate of Amendment is a summary and is qualified in its entirety by the terms of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

On September 23, 2025, prior to the Company’s filing of the Certificate of Amendment with the office of the Delaware SOS, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Delaware SOS with respect to the Company’s Series A Preferred Stock, par value $0.0001 per share (“FFAI Series A Preferred Stock”), following the automatic redemption of all outstanding shares of FFAI Series A Preferred Stock after the conclusion of the Company’s Special Meeting (as defined below). The Certificate of Elimination (i) eliminated the previous designation of one (1) share of FFAI Series A Preferred Stock from the Charter, which was not outstanding at the time of filing, and (ii) caused such share of FFAI Series A Preferred Stock to resume its status as an authorized but unissued and non-designated share of preferred stock.

The foregoing description of the Certificate of Elimination is a summary and is qualified in its entirety by the terms of the Certificate of Elimination, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2025, the Company held a special meeting of stockholders (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on August 18, 2025 (the “Definitive Proxy Statement”).

As of August 6, 2025, the record date for the Special Meeting (the “Record Date”), 152,397,028 shares were entitled to vote (collectively, the “Voting Shares”), consisting of 147,204,145 shares of FFAI Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 6,667 shares of FFAI Class B Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the “FFAI Common Stock”), 5,186,215 shares of Series B Preferred Stock and one share of FFAI Series A Preferred Stock. A total of 69,048,048 shares of FFAI Common Stock and Series B Preferred Stock and one share of the FFAI Series A Preferred Stock were present at the Special Meeting, by virtual attendance or by proxy, which represents approximately 45.31% of the Voting Shares (constituting a quorum), as of the Record Date.

Set forth below are the final voting results, based on the certified final report provided by the inspector of elections of the Special Meeting, for Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 (collectively, the “Proposals”), each of which is set forth below and described in detail in the Definitive Proxy Statement.

Proposal 1: Share Authorization Proposal

The Company’s stockholders approved an amendment to the Charter, to increase the number of authorized shares of FFAI Common Stock by 65,225,672, from 167,245,313 to 232,470,985 (representing an increase of approximately 39%), and increase the number of authorized shares of FFAI Preferred Stock, by 5,031,000 shares, from 12,900,000 to 17,931,000, so that the total number of authorized shares of the FFAI Common Stock and FFAI Preferred Stock will be increased from 180,145,313 shares to 250,401,985 shares. The final voting results, including 5,000,000,000 votes represented by the share of FFAI Series A Preferred Stock voted in the same proportion as the votes cast by shares of FFAI Common Stock, are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,714,306,999	303,510,979	6,709,670	44,520,400

Proposal 2: Private Placement Proposal

The Company’s stockholders approved the issuance of FFAI Class A Common Stock to holders of certain convertible notes and warrants, in accordance with Nasdaq Listing Rule 5635(d). The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,269,849	1,202,463	55,336	44,520,400

Proposal 3: Name Change Proposal

The Company’s stockholders did not approve an amendment to the Company’s Charter to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc. as the total number of shares voting for such proposal was less than a majority of the voting power of the outstanding shares of FFAI Common Stock and FFAI Series B Preferred Stock, voting together as a single class. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,009,470	19,970,233	68,345	N/A

Proposal 4: Amended 2021 Plan Proposal

The Company’s stockholders approved an amendment to the Company’s Amended and Restated 2021 Stock Incentive Plan in order to increase the number of shares of FFAI Class A Common Stock available for issuance under the 2021 Plan by an additional 9,500,000 shares. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,497,906	2,992,974	36,768	44,520,400

Proposal 5: Adjournment Proposal

The Company’s stockholders approved the adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,549,643	4,202,489	295,916	N/A

Item 7.01 Regulation FD Disclosure

On September 19, 2025 and September 21, 2025, the Company issued two press releases with respect to the transactions set forth in Item 1.01 of this Current Report on Form 8-K. A copy of each press release is furnished hereto as Exhibit 99.1, and Exhibit 99.2, respectively, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Faraday Future Intelligent Electric Inc.

3.2	Certificate of Elimination of Series A Preferred Stock.

10.1	Subscription Agreement, dated September 19, 2025.

10.2	Lead Investor Agreement, dated September 19, 2025.

10.3	Registration Rights Agreement, dated September 19, 2025.

99.1	Press release dated September 19, 2025.

99.2	Press release dated September 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 25, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer